EXHIBIT 99

PRESS RELEASE OF PROVIDENT NEW YORK BANCORP

Exhibit 99

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
October 29, 2007	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:

Paul A. Maisch, EVP & Chief Financial Officer

Miranda Grimm, VP & Controller

845. 369.8040

PROVIDENT NEW YORK BANCORP

ANNOUNCES

QUARTERLY EARNINGS OF $5.1 MILLION, OR $0.13 PER DILUTED SHARE

MONTEBELLO, NY – October 29, 2007 – Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank, today announced that for the three months ended September 30, 2007, net income was $5.1 million, or $0.13 per diluted share, compared to net income of $5.1 million, or $0.12 per diluted share for the three months ended September 30, 2006. For the year ended September 30, 2007, net income was $19.6 million, or $0.48 per diluted share, compared to net income of $20.2 million, or $0.49 per diluted share, for the year ended September 30, 2006.

George Strayton, President and CEO commented: “While the past year’s rate environment presented many challenges, we achieved strong loan growth across all loan categories, and continued to strengthen our net interest margin- all while maintaining our disciplined deposit pricing. We grew overall loans more than 11%, led by commercial loan growth of 13.7%. Additionally, through our diversity of business lines, we increased non-interest income over 15%. With our solid performance, we were able to increase the quarterly dividend paid to our shareholders by 20% to $0.06 per share effective with our November 2007 dividend.

We also continued to invest in marketing and development to improve our market share as we strengthen our franchise. Most recently we launched our “Mrs. P” marketing campaign designed to emphasize our position as the largest remaining independent community bank in our market. We also broke ground on our new Pine Bush branch in September, the first of four major branch relocations planned for 2008. These new facilities will improve our delivery of services to customers in more visible and accessible locations”.

Key Balance Sheet Changes at September 30, 2007 vs. September 30, 2006

•	Gross loans, excluding loans held for sale, grew $164.5 million to $1.6 billion, largely due to a $108.1 million, or 13.7%, increase in commercial loans.

Provident New York Bancorp Press Release cont.	2

•	Securities decreased $180.3 million to $832.4 million, as the Company funded loan growth and paid down higher cost borrowings with maturing securities.

•	Total assets at September 30, 2007 decreased to $2.8 billion, down $39.2 million, or 1.4%, from September 30, 2006.

•

Money market accounts increased by $39.8 million, offset by declines in savings accounts and certificates of deposit of $31.9 million and $28.6 million, respectively. Total transaction accounts increased in total by $5.7 million to $526.3 million.

•

The Company does not hold “subprime” loans or investment securities. Non-performing assets increased $1.1 million from September 30, 2006 due primarily to two commercial relationships, but is down from quarter end June and March 2007 levels. Our non-performing loans as a percent of total loans at 0.44% has decreased over the two prior quarters. and asset quality remains strong.

•

Stockholders’ equity decreased $197,000 to $405.1 million. Net retentions of earnings of $10.5 million, $5.6 million in stock-based compensation transactions and a decrease in other comprehensive loss on available-for-sale securities (SFAS No.115) of $3.4 million to $4.2 million, were offset by repurchases of 1.5 million shares of common stock (460,490 shares in the fiscal fourth quarter) at a cost of $20.9 million.

•	As of September 30, 2007, 2.7 million shares remain available for repurchase under the Company’s current stock repurchase program.

•	The Company’s tangible capital ratio increased to 8.88% at September 30, 2007, compared to 8.74% at year end 2006.

Key Operating Results – Quarter Ended September 30, 2007 vs. September 30, 2006

Net interest income increased $1.5 million, or 7.4%, to $22.2 million primarily as a result of an increase in interest income of $2.5 million, more than offsetting an increase in interest expense of $1.0 million. Tax equivalent net interest margin increased from 3.46% for the three months ended September 30, 2006 to 3.72% for the same period in 2007.

Average interest-earning assets increased by $2.2 million compared to the prior year’s quarter, including an increase of $164.7 million in loans, mostly offset by a decrease of $161.9 million in securities. The overall yield on earning assets increased 40 basis points to 6.30%. These factors led to an increase of $2.5 million in gross interest income. The cost of interest-bearing liabilities increased by 22 basis points to 3.33%. With decreases of $19.5 million in average borrowings, the resulting increase in interest expense was $1.0 million, to $16.8 million. In addition the difference in the mix of deposits also contributed to higher interest expense.

The provision for loan losses increased $300,000 to $600,000 in the quarter, reflecting net charge-offs of $910,000. The increase is due primarily to two non-accrual loans considered impaired and the charge-offs reflect the estimated value of collateral which deteriorated from the prior quarter end.

Non-interest income increased by $161,000, or 3.4% for the three months ended September 30, 2007 compared to the same period the prior year. Investment management fees increased by $93,000 due to fees earned by our investment management subsidiary, HVIA. An increase in deposit service charges and fees of $165,000, or 5.9%, offset a $167,000 decline in title insurance fees due to a slowdown in the real estate markets.

Total non-interest expense increased by $1.4 million, or 7.9%, to $19.0 million. Marketing expenses increased $666,000 as the company positioned itself for future growth. Compensation and benefits expense increased by $792,000 for the quarter mainly due to severance accruals for six position eliminations of $264,000, higher incentive compensation of $235,000 and an overall

Provident New York Bancorp Press Release cont.	3

increase of $70,000 in benefit costs. Stock-based compensation increased by $103,000, mainly due to expenses associated with additional stock option expense.

The Company’s effective tax rate for the quarter ended September 30, 2007 was 31.5%, compared to 32.6% for the quarter ended September 30, 2006. The lower rate in 2007 reflects the higher utilization of tax-exempt securities in 2007.

Key Operating Results – Fiscal Year Ended September 30, 2007 vs. September 30, 2006

Net interest income remained relatively unchanged over 2006 levels at $84.7 million. Interest income was up $16.0 million to $151.6 million for the year ended 2007. This was offset by an increase in interest expense of $9.6 million for deposits and $6.4 million for borrowings reflecting the higher average level of market interest rates in fiscal 2007 over fiscal 2006. Tax equivalent net interest margin decreased from 3.68% for the year ended September 30, 2006 to 3.57% for the same period in 2007.

Average interest-earning assets increased by $90.7 million compared to the prior year. This resulted in an increase in yield on earning assets of 44 basis points to 6.17% due to the addition of higher yielding assets. The cost of interest-bearing liabilities increased by 70 basis points to 3.33%. Short-term borrowing rates increased 59 basis points on average during 2007 compared to the same period in 2006. When combined with increases of $61.1 million in average borrowings and $15.2 million in average interest-bearing deposits, the result was increased interest expense of $16.0 million, to $66.9 million. Borrowings assumed in a previous acquisition were called, which reduced interest expense by $1.3 million in 2006 and $500,000 in 2007. The difference in the mix of deposits (migration to higher cost deposits) also contributed to higher interest expense.

The provision for loan losses was $1.8 million for fiscal 2007, compared to $1.2 million for the fiscal year ended 2006. Net charge-offs were $1.8 million for fiscal 2007. This included two relationships considered impaired and non-performing of $2.5 million at September 30, 2007. Net charge-offs related to these relationships were $216,000. Other net charge-offs of $1.5 million were primarily related to small business loans and consumer loans, which are considered to be a normal part of business operations

Non-interest income increased by $2.7 million, or 15.7% for the year ended September 30, 2007 compared to the same period the prior year. Investment management fees increased by $1.3 million due to fees earned by our investment management subsidiary, HVIA, reflecting a full year of operations. Increases in deposit service fees of $745,000, or 7.0% offset a decline in title insurance fees of $519,000, or 30.5% which reflected a slowdown in our local real estate markets. Income from Bank-owned Life Insurance (BOLI) increased by $403,000 due to death benefit proceeds received in the first fiscal quarter of 2007. Other non-interest income increased $741,000 primarily due to gains on the disposition of real estate of $212,000 in the first quarter of 2007, $219,000 in higher non-interest related loan fees and interest on a tax refund receivable of $274,000.

Total non-interest expense increased by $3.3 million, or 4.7%, to $74.6 million primarily due to increased marketing expenses of $1.8 million and professional fees of $383,000 (HVIA management fees). Compensation and benefits expense increased $1.3 million from the prior year due to savings from retirement plan changes implemented in the prior year, more than offset by scheduled salary increases, severance expense and higher incentive compensation. Stock-based compensation declined by $120,000 due to lower acceleration of vesting of restricted stock awards and ESOP forfeitures partially offset by a $177,000 increase in stock option expense. The ATM/debit card expense increase of $316,000 (higher volume) was offset by lower data and check processing expenses of $467,000 as we took our data processing operations in-house in November of 2005.

Provident New York Bancorp Press Release cont.	4

Other non-interest expenses increased by $370,000 mainly due to increases in business development and training expenses, courier and correspondent expenses, and regulatory assessments (the municipal bank has no FDIC assessment credit).

The Company’s effective tax rate for the year ended September 30, 2007 was 30.4%, compared to 31.4% for the year ended September 30, 2006. The lower rate reflects the higher utilization of tax-exempt securities and receipt of the non-taxable BOLI death benefit proceeds.

Additional information

The Company maintains two ESOP loans, which release a total of 188,000 shares per year. The Company’s first ESOP loan will be paid off as of December 31, 2007. As a result, after December 31, 2007, expense will be recorded on the annual release of only 50,000 shares.

In October of 2007, the Company received final payment from the Internal Revenue Service regarding the resolution of the initial disallowance, by the Internal Revenue Service, of certain expenses related to Warwick Community Bancorp, Inc.’s disposition of assets prior to its acquisition by the Company. In May, the Company recorded $591,000 in increased goodwill reflecting the effects of the pending settlement and in October 2007 recorded the receipt of the $3.7 million payment.

Consistent with its long-standing credit policies, Provident Bank does not originate or hold subprime mortgage loans, which we consider to be loans to borrowers with subprime credit scores combined with either high loan-to-value or high debt-to-income ratios. We also hold no subprime loans in our investment portfolio.

The Company renegotiated the earn-out provisions regarding HVIA and paid $750,000 to eliminate a five-year payout of up to $1.0 million. The payment was recorded as an addition to goodwill of the HVIA acquisition.

Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Headquartered in Montebello, New York, Provident Bank is an independent full-service community bank. Provident Bank operates 33 branches that serve the Hudson Valley region and Bergen County, New Jersey. The bank offers a complete line of commercial, retail and investment management and trust services. Visit the Provident Bank web site at www.providentbanking.com.

Provident New York Bancorp Press Release cont.	5

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	2007	2006
Assets:
Cash and due from banks	$48,891	$57,293
Total securities	832,443	1,012,716
Loans held for sale	—	7,473
Loans:
One- to four-family residential mortgage loans	500,825	462,996
Commercial real estate, commercial business and construction loans	895,233	787,086
Consumer loans	242,000	223,476

Total loans, gross	1,638,058	1,473,558
Allowance for loan losses	(20,389)	(20,373)

Total loans, net	1,617,669	1,453,185
Federal Home Loan Bank stock, at cost	32,801	33,518
Premises and equipment, net	30,079	31,739
Goodwill	161,154	159,817
Other amortizable intangibles	11,041	14,189
Bank owned life insurance	40,818	39,308
Other assets	27,203	32,099

Total assets	$2,802,099	$2,841,337

Liabilities:
Deposits
Demand deposits	$377,393	$366,847
NOW deposits	148,875	153,732

Total transaction accounts	526,268	520,579
Savings	346,430	378,337
Money market deposits	277,793	238,977
Certificates of deposit	563,193	591,766

Total deposits	1,713,684	1,729,659
Borrowings	661,242	682,739
Mortgage escrow funds and other	22,084	23,653

Total liabilities	2,397,010	2,436,051
Stockholders’ equity	405,089	405,286

Total liabilities and stockholders’ equity	$2,802,099	$2,841,337

Shares of common stock outstanding at period end	41,230,618	42,699,046
Book value per share	$9.82	$9.49

Provident New York Bancorp Press Release cont.	6

Provident New York Bancorp and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2007	2006	2007	2006
Interest and dividend income:
Loans and loan fees	$29,093	$25,690	$109,940	$95,531
Securities	9,341	10,373	39,264	38,565
Other earning assets	603	461	2,422	1,520

Total interest and dividend income	39,037	36,524	151,626	135,616

Interest expense:
Deposits	9,441	7,956	36,405	26,802
Borrowings	7,351	7,848	30,483	24,057

Total interest expense	16,792	15,804	66,888	50,859

Net interest income	22,245	20,720	84,738	84,757
Provision for loan losses	600	300	1,800	1,200

Net interest income after provision for loan losses	21,645	20,420	82,938	83,557

Non-interest income:
Deposit fees and service charges	2,956	2,791	11,434	10,689
Net gain (loss) on sales of securities	(11)	—	(8)	—
Title insurance fees	326	493	1,181	1,700
Bank owned life insurance	431	416	2,044	1,641
Investment Management Fees	715	622	2,821	1,490
Other	500	434	2,373	1,632

Total non-interest income	4,917	4,756	19,845	17,152

Non-interest expense:
Compensation and employee benefits	8,973	8,181	33,490	32,182
Stock-based compensation plans	1,420	1,317	5,706	5,826
Occupancy and office operations	2,766	2,826	11,436	11,435
Advertising and promotion	1,213	547	4,237	2,445
Professional fees	851	924	3,833	3,450
Data and check processing	671	636	2,621	3,088
Amortization of intangible assets	716	832	3,039	3,288
ATM/debit card expense	516	423	1,881	1,565
Other	1,920	1,968	8,347	7,977

Total non-interest expense	19,046	17,654	74,590	71,256

Income before income tax expense	7,516	7,522	28,193	29,453
Income tax expense	2,367	2,452	8,566	9,258

Net income	$5,149	$5,070	$19,627	$20,195

Per common share:
Basic earnings	$0.13	$0.12	$0.48	$0.49
Diluted earnings	0.13	0.12	0.48	0.49
Dividends declared	0.05	0.05	0.20	0.20
Weighted average common shares:
Basic	40,101,720	40,945,185	40,782,643	40,953,010
Diluted	40,543,035	41,407,390	41,266,816	41,441,859

Provident New York Bancorp Press Release cont.	7

Selected Financial Condition Data:	Three Months Ended
(in thousands except share and per share data)	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06
	(In thousands)
End of Period
Total assets	$2,802,099	$2,782,801	$2,801,365	$2,796,454	$2,841,337
Loans, gross (1)	1,638,058	1,613,841	1,560,393	1,506,380	1,473,558
Securities available for sale	794,997	794,949	844,271	881,106	951,729
Securities held to maturity	37,446	41,416	52,080	56,740	60,987
Bank owned life insurance	40,818	40,387	39,954	39,548	39,308
Goodwill	161,154	161,154	159,813	159,828	159,817
Other amortizable intangibles	11,041	11,782	12,556	13,358	14,189
Other non-earning assets	57,282	67,115	72,987	66,291	63,838
Deposits	1,713,684	1,748,827	1,740,305	1,726,186	1,729,659
Borrowings	661,242	595,411	618,643	623,250	682,739
Equity	405,089	402,318	412,638	411,280	405,286

Average Balances
Total assets	$2,783,640	$2,779,780	$2,786,727	$2,813,257	$2,795,917
Loans, gross:
Real estate- residential mortgage	500,261	489,998	470,741	463,285	465,231
Real estate- commercial mortgage	539,618	541,364	535,178	529,781	528,225
Real estate- construction & land development	144,615	123,774	111,671	101,769	91,280
Commercial and industrial	205,832	197,493	181,204	165,120	156,737
Consumer loans	238,073	232,508	242,464	233,155	221,880
Loans total	1,628,399	1,585,137	1,541,258	1,493,110	1,463,353
Securities (taxable)	660,937	695,016	765,255	824,657	850,929
Securities (non-taxable)	156,328	149,125	140,987	139,876	128,257
Total earning assets	2,458,422	2,441,036	2,461,371	2,472,425	2,456,228
Non earning assets	325,218	338,744	325,356	340,832	339,689
Non-interest bearing checking	360,705	348,698	341,016	341,259	356,651
Interest bearing NOW accounts	152,926	160,187	153,105	149,311	153,653
Total transaction accounts	513,631	508,885	494,121	490,570	510,304
Savings (including mortgage escrow funds)	380,749	383,955	368,171	375,325	418,942
Money market deposits	266,714	256,541	250,347	238,079	246,471
Certificates of deposit	585,115	589,733	600,956	625,781	565,111
Total deposits	1,746,209	1,739,114	1,713,595	1,729,755	1,740,828
Total interest bearing deposits	1,385,504	1,390,416	1,372,579	1,388,496	1,384,177
Borrowings	612,274	593,467	637,472	657,269	631,760
Equity	401,617	409,528	411,611	406,927	396,263
Other comprehensive loss (SFAS 115), reflected in stockholders’ equity	(3,917)	(4,696)	(5,583)	(6,013)	(13,203)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
Interest and dividend income	$39,037	$37,986	$37,265	$37,340	$36,524
Tax equivalent adjustment*	832	807	756	720	677
Interest expense	16,792	15,655	16,797	17,644	15,804

Net interest income (tax equivalent)	23,077	23,138	21,224	20,416	21,397
Provision for loan losses	600	400	400	400	300

Net interest income after provision for loan losses	22,477	22,738	20,824	20,016	21,097
Non-interest income	4,917	4,988	4,905	5,034	4,756
Non-interest expense	19,046	19,050	18,571	17,924	17,654

Income before income tax expense	8,348	8,676	7,158	7,126	8,199
Income tax expense (tax equivalent)	3,199	3,240	2,726	2,515	3,129

Net income	$5,149	$5,436	$4,432	$4,611	$5,070

(1)	Does not reflect allowance for loan losses of $20,389, $20,699, $20,435, $20,436 and $20,373.
*	Tax exempt income assumed at a 35% federal rate.

Provident New York Bancorp Press Release cont.	8

	Three Months Ended
	09/30/07	06/30/07	03/31/07	12/31/06	09/30/06
Performance Ratios (annualized)
Return on Average Assets	0.73%	0.78%	0.64%	0.65%	0.72%
Return on Average Equity	5.09%	5.32%	4.37%	4.50%	5.08%
Non-Interest Income to Average Assets	0.70%	0.72%	0.71%	0.71%	0.67%
Non-Interest Expense to Average Assets	2.71%	2.75%	2.70%	2.53%	2.51%
Operating Efficiency	70.1%	66.4%	73.2%	72.5%	69.3%

Analysis of Net Interest Income
Yield on:
Loans	7.18%	7.15%	7.11%	7.08%	7.06%
Investment Securities- Tax Equivalent	4.94%	4.87%	4.80%	4.62%	4.48%
Earning Assets- Tax Equivalent	6.43%	6.37%	6.26%	6.11%	6.01%
Cost of:
Interest Bearing Deposits	2.70%	2.60%	2.61%	2.61%	2.28%
Borrowings	4.76%	4.50%	5.07%	5.14%	4.93%
Interest Bearing Liabilities	3.33%	3.16%	3.39%	3.42%	3.11%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis	3.10%	3.21%	2.88%	2.69%	2.90%
Net Interest Margin- tax Equivalent Basis	3.72%	3.80%	3.50%	3.28%	3.46%

Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.07%	8.16%	8.55%	8.27%	7.82%
Tier 1 Risk-Based Capital- Bank Only	$212,497	$212,906	$224,694	$216,820	$208,820
Total Risk-Based Capital- Bank Only	232,886	233,605	245,129	237,256	229,193
Tangible Capital Consolidated	$233,662	$230,175	$240,269	$238,943	$233,121
Tangible Capital as a % of Tangible Assets Consolidated	8.88%	8.75%	9.14%	9.11%	8.74%
Shares Outstanding	41,230,618	41,666,538	42,376,905	42,716,253	42,699,046
Shares Repurchased Per Stock Repurchase Program	46,490	757,500	354,400	—	35,623
Basic weighted common shares outstanding	40,101,720	40,722,093	41,144,852	41,168,880	40,945,185
Diluted common shares oustanding	40,543,035	41,223,958	41,672,245	41,861,358	41,407,390
Per Common Share:
Basic Earnings	$0.13	$0.13	$0.11	$0.11	$0.12
Diluted Earnings	0.13	0.13	0.11	0.11	0.12
Dividends Paid	0.05	0.05	0.05	0.05	0.05
Book Value	9.82	9.66	9.74	9.63	9.49
Tangible Book Value	5.67	5.52	5.67	5.59	5.46

Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	$3,509	$3,956	$4,840	$4,278	$3,442
Non-performing loans (NPLs): still accruing	3,749	3,716	3,484	2,171	1,582
Non-performing assets (NPAs)	7,397	8,377	8,411	6,536	5,111
Net Charge-offs (recoveries)	910	136	401	337	(35)
Net Charge-offs (recoveries) as % of average loans (annualized)	0.22%	0.03%	0.10%	0.09%	(0.01)%
NPLs as % of total loans	0.44%	0.48%	0.53%	0.43%	0.34%
NPAs as % of total assets	0.26%	0.30%	0.30%	0.23%	0.18%
Allowance for loan losses as % of NPLs	281%	270%	245%	317%	406%
Allowance for loan losses as % of total loans	1.26%	1.28%	1.31%	1.36%	1.38%